Exhibit 5.1

October 3, 2022

Salem Media Group, Inc.

6400 North Belt Line Road

Irving, Texas 75063

Re: Registration Statement on Form S-3 Filed by Salem Media Group, Inc.

Dear Ladies and Gentlemen:

We have acted as counsel to Salem Media Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the following:

(a) The registration under the Securities Act and the proposed issuance and sale from time to time by the Company of up to an aggregate initial offering amount of $40,000,000 of the following securities (each a “Company Security” and collectively, or in any combination, the “Company Securities”):

(i) shares of the Company’s Class A common stock, $0.01 par value per share (the “Class A Common Stock”);

(ii) one or more classes or series of shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”);

(iii) depositary shares (the “Depositary Shares”);

(iv) one or more series of debt securities, which may be issued in one or more series (the “Debt Securities”), and which may be fully and unconditionally guaranteed (the “Guarantees”) by one or more of the Company’s subsidiaries that are listed as co-registrants in the Registration Statement (each, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”);

(v) warrants representing the rights to purchase shares of Class A Common Stock, Preferred Stock, Debt Securities or other Company Securities, or units of two or more of such Company Securities (the “Warrants”);

(vi) purchase contracts (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”); and

(vii) units comprising one or more of the Company Securities in one or more series and in any combination (the “Units”); and

(b) The registration under the Securities Act and the proposed offer and sale from time to time by the selling stockholders described in the Registration Statement of up to 1,000,000 shares of Class A Common Stock (the “Resale Shares”).

This opinion letter is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

Salem Media Group, Inc.

October 3, 2022

The Company Securities may be issued and sold by the Company, and the Resale Shares may be sold by the selling stockholders, from time to time on a delayed or continuous basis pursuant to applicable provisions of Rule 415 under the Securities Act, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Base Prospectus”) and any supplements to the Base Prospectus (each, together with the Base Prospectus, a “Prospectus”).

For purposes of rendering the opinions expressed below, we have examined the Registration Statement, the Indenture (as hereinafter defined), the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Third Amended and Restated Bylaws (the “Bylaws”), and we have made such investigation of law as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company and the Subsidiary Guarantors. For purposes of this opinion letter, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of these assumptions.

Unless otherwise provided in any Prospectus relating to a particular series of Debt Securities, the Debt Securities will be issued pursuant to an indenture (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), substantially in the form that is included as an exhibit to the Registration Statement. Any Debt Securities may be convertible into shares of Class A Common Stock or other Company Securities. The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”).

The opinions expressed in this opinion letter are limited to (i) the General Corporation Law of the State of Delaware (the “DGCL”), (ii) with respect to opinion paragraphs 5, 6, and 7, the laws of the State of California, and (iii) with respect to opinion paragraph 4, the laws of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

Based upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth below, we are of the opinion that:

(1) With respect to shares of Class A Common Stock, when all necessary corporate action of the Company has been taken to approve an issuance of shares of Class A Common Stock, and certificates representing the shares of Class A Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Common Stock shall have been properly issued), either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment of the consideration therefor (which consideration shall not be less than the par value of the Class A Common Stock) provided for in such definitive purchase,

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October 3, 2022

underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Company Security in accordance with the terms of such Company Security or the instrument governing such Company Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, which consideration shall not be less than the par value of the Class A Common Stock, such shares of Class A Common Stock, including the shares of Class A Common Stock that form a part of any Units, will be validly issued, fully paid and non-assessable.

(2) With respect to shares of any series of Preferred Stock, when all necessary corporate action of the Company has been taken to approve an issuance of shares of Preferred Stock and the terms of the shares of such series, including the adoption of a certificate of designation or amendment to the Certificate of Incorporation fixing and determining the terms of such Preferred Stock conforming to the DGCL, the filing of a certificate or amendment, as applicable, with the Secretary of State of Delaware, the payment in full of any filing fees attendant thereto, and the due reservation of any Class A Common Stock and Preferred Stock for issuance, and certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment of the consideration therefor (which consideration shall not be less than the par value of the Preferred Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Company Security in accordance with the terms of such Company Security or the instrument governing such Company Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration approved by the board of directors of the Company, which consideration shall not be less than the par value of the Preferred Stock, the shares of such series of Preferred Stock, including the shares of Preferred Stock that form a part of any Units, will be validly issued, fully paid and non-assessable.

(3) With respect to any Depositary Shares, when all necessary corporate action of the Company has been taken to authorize, execute and deliver the applicable deposit agreement, and when the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with the terms of the applicable deposit agreement and authorized by all necessary corporate action of the board of directors of the Company, and such Depositary Shares have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable deposit agreement, such Depositary Shares will be legally issued and will entitle their holders to the rights specified in the applicable deposit agreement and the related depositary receipts.

(4) With respect to any series of Debt Securities and, if applicable, Guarantees to be issued under an Indenture, when (a) the Indenture and the applicable supplement, if any, to the Indenture have been duly authorized and validly executed and delivered by the Company and (i) if applicable, each Subsidiary Guarantor and (ii) any Trustee named in the Prospectus relating to such series, (b) the Indenture, as then and theretofore amended or supplemented, and, if applicable, the related Guarantees, have been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), (c) the Company and each Subsidiary Guarantor has taken all necessary corporate or limited liability company action to authorize and approve the issuance and terms of such series of Debt Securities and, if applicable, the related Guarantees, (d) the terms of such Debt Securities and, if applicable, the related Guarantees, and of their issuance and sale have been duly established in conformity with the applicable Indenture, and (e) such Debt Securities

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have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable supplement, the Debt Securities of such series, including the Debt Securities that form a part of any Units, and, if applicable, the related Guarantees will constitute valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms.

(5) With respect to Warrants to be issued under a Warrant Agreement, when all necessary corporate action of the Company has been taken to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, the Warrant Agreement has been duly executed and delivered by the Company, and such Warrants have been duly executed, issued and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants, including the Warrants that form a part of any Units, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(6) With respect to the Purchase Contracts, when all necessary corporate action of the Company has been taken to authorize, execute and deliver the applicable Purchase Contract Agreement and when the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company, and the specific terms of the Purchase Contracts have been established in accordance with the Purchase Contract Agreement and such Purchase Contracts have been duly executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(7) With respect to the Units, when all necessary corporate action of the Company has been taken to approve and establish the terms of the Units and to authorize and approve the issuance of the Company Securities comprising the Units, the terms of the offering and related matters, the purchase agreement for the Units has been duly authorized, validly executed and delivered by the parties thereto, and the Units and/or the Company Securities comprising the Units have been duly executed and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment of the consideration provided therefor in the definitive purchase, underwriting or similar agreement as applicable and approved by the board of directors of the Company, which consideration shall not be less than the aggregate par value of any Class A Common Stock and/or Preferred Stock included in the Units, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(8) With respect to the Resale Shares, the Resale Shares have been validly issued and are fully paid and non-assessable.

Salem Media Group, Inc.

October 3, 2022

The opinions set forth above are subject to the following additional assumptions:

(a) The Registration Statement and any amendment thereto (including any post-effective amendment) will have become effective under the Securities Act, and such effectiveness will not have been terminated, suspended or rescinded;

(b) A supplement to the Prospectus will have been prepared and filed with the Commission describing the securities offered thereby and will comply with all applicable laws;

(c) All Company Securities offered pursuant to the Registration Statement will be issued and sold (i) in compliance with all applicable federal and state securities laws, rules and regulations (including, without limitation, with respect to the Debt Securities, the TIA and the rules and regulations promulgated thereunder) and solely in the manner provided in the Registration Statement or any supplement to the Prospectus and (ii) only upon payment of the consideration fixed therefor in accordance with the terms and conditions of any applicable definitive underwriting, purchase, agency or similar agreement relating to the particular offering, including any amendment or supplement thereto (each a “Purchase Agreement”), and any other applicable agreement relating to the particular offering (including the Indenture, any certificate of designation or amendment to the Certificate of Incorporation, Warrant Agreement, deposit agreement, Purchase Contract Agreement, purchase agreement for the Units or other agreement pursuant to which any Company Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing), and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein with respect thereto;

(d) In the case of the Indenture pursuant to which any Debt Securities offered pursuant to the Registration Statement are to be issued or governed, there will have been no addition, deletion or modification of the terms or provisions contained in the form of Indenture included as Exhibit 4.5 to the Registration Statement that would affect the validity of any of the opinions rendered herein;

(e) A definitive Purchase Agreement, any other applicable agreement relating to the particular offering (including any Indenture, certificate of designation or amendment to the Certificate of Incorporation, Warrant Agreement, deposit agreement, Purchase Contract Agreement, purchase agreement for the Units or other agreement pursuant to which any Company Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing) will have been duly authorized and validly executed and delivered by the Company and each of the other parties thereto;

(f) In the case of any definitive Purchase Agreement, the Indenture, any certificate of designation or amendment to the Certificate of Incorporation, Warrant Agreement, deposit agreement, Purchase Contract Agreement, purchase agreement for the Units or other agreement pursuant to which any Company Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing, there will be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein;

(g) The final terms of any Company Securities offered pursuant to the Registration Statement, and, when issued, the issuance, sale and delivery thereof, and the incurrence and performance of the obligations thereunder or in respect thereof in accordance with the terms thereof, and any consideration to be received for any such issuance, sale and delivery, (i) will comply with, and will not violate, (A) the Certificate of Incorporation and the Bylaws, as they may be amended or supplemented hereafter, or (B) any

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applicable law, rule or regulation; (ii) will not result in a default under or breach of any agreement or instrument binding upon the Company; (iii) will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, or to which the issuance, sale and delivery of such Company Securities or the incurrence and performance of such obligations may be subject; and (iv) will not violate any applicable public policy or be subject to any defense in law or equity;

(h) Any Company Securities issuable upon conversion, exchange or exercise of any Company Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(i) The Indenture will be governed by the laws of the State of New York, any Warrant Agreement, deposit agreement, Purchase Contract Agreement or purchase contract for the Units will be governed by the laws of the State of California, and the choice of law selected by the parties to the Indenture or any Warrant Agreement, deposit agreement, Purchase Contract Agreement, purchase agreement for the Units or other agreement pursuant to which any Company Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing, is a valid and legal provision; and

(j) That the Company will continue to be validly existing and in good standing under the laws of the State of Delaware and each of the Subsidiary Guarantors will continue to be validly existing and in good standing under each such Subsidiary Guarantor’s respective state of incorporation or organization.

To the extent that the obligations of the Company under any offered Debt Securities and the Indenture may be dependent upon such matters, we assume for purposes of this opinion letter that (i) the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdictions of organization; (ii) the Trustee will be duly qualified to engage in the activities contemplated by the Indenture, as it may be amended or supplemented; (iii) the Indenture and any amendment or supplement thereto will have been duly authorized, executed and delivered by the Trustee and will constitute the valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Trustee will be in compliance, with respect to acting as a trustee under the Indenture and any amendment or supplement thereto, with all applicable laws and regulations; (v) the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture and any amendment or supplement thereto; and (vi) the Trustee will have been qualified under the TIA and an appropriate Form T-1 with respect to the Trustee will have been properly filed in accordance with the TIA.

To the extent that the obligations of the Company under any Warrant Agreement, deposit agreement, Purchase Contract Agreement, purchase agreement for the Units or other agreement pursuant to which any Company Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement thereto, may be dependent upon such matters, we assume for purposes of this opinion letter that (i) each party to any such agreement other than the Company (including any applicable warrant agent, depositary, purchase contract agent or other party acting in a similar capacity with respect to any Company Securities) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each such other party will be duly qualified to engage in the activities contemplated thereby; (ii) each such agreement and the applicable Company Securities will have been duly authorized, executed and delivered by each such other party and

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will constitute the valid and binding obligations of each such other party, enforceable against each such other party in accordance with their terms; (iii) each such other party will be in compliance, with respect to acting in any capacity contemplated by any such agreement, with all applicable laws and regulations; and (iv) each such other party will have the requisite organizational and legal power and authority to perform its obligations under each such agreement.

The opinions set forth above are subject to the following additional qualifications:

A.

The opinions in paragraphs 3 through 7 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general principles of equity, whether such principles are considered in a proceeding at law or in equity, and (iii) an implied covenant of good faith, reasonableness and fair dealing and standards of materiality.

B.

We express no opinions concerning (i) any provisions that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, (ii) any indemnification, exculpation or contribution provisions to the extent that such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, (iii) any waiver of the right to jury trial or forum non conveniens; (iv) any provisions relating to choice of governing law to the extent that the enforceability of any such provision is to be determined by any court other than, with respect to any Debt Securities, a court of the State of New York, and, with respect to any other Company Securities, a court of the State of California, or may be subject to constitutional limitations; (v) (a) consents to or restrictions upon judicial relief, (b) waivers of rights or defenses with respect to stay, extension or usury laws or waivers of broadly or vaguely stated rights, (c) grants of set-off rights or (d) proxies, powers and trusts; (vi) any provisions that purport to require that amendments or waivers to any agreement must be in writing to be effective; (vii) any provisions that provide for liquidated damages, make-whole or other prepayment premiums or similar payments or other economic remedies to the extent a court were to determine that any such economic remedy constitutes a penalty or (viii) any provisions that relate to judgments in currencies other than U.S. dollars. We also express no opinion concerning whether a U.S. federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated hereby or the net impact or result of any conflict of laws between or among laws of competing jurisdictions and the applicability of the law of any jurisdiction in such instance.

C.	The opinion in paragraph 7 assumes that the Units comprise Company Securities other than solely shares of Class A Common Stock and/or shares of Preferred Stock.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur after the date hereof.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Respectfully Submitted,

/s/ Rutan & Tucker, LLP